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                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                          [AMENDMENT NO.............]


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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            STATE OF THE ART, INC.
 ................................................................................
               (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)of
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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        ...............................................................
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        ...............................................................
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        ...............................................................
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    4) Date Filed:_____________________________________________________________

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                              SHAREHOLDER LETTER
To Our Stockholders:

1996 was a milestone year for State Of The Art. It was a year of many significant accomplishments, including the release of MAS 90(R) For Windows(R) and our new client/server application, Acuity Financials(TM). It was also an important transition year that saw us move our applications to new computing platforms like Windows 95(R)/Windows NT(R) and Microsoft(R) SQL Server(TM). 1996 was also another year of record revenues for the company, and at its conclusion, State Of The Art was positioned for continued growth during 1997 and beyond.

MAS 90 FOR WINDOWS

For more than five years the company has been investing significant amounts in research and development to bring new products to market; our intent was that these investments would not only make a competitive difference within the midrange market, but also launch the company into new and exciting growth markets for the future. I am pleased to say we accomplished both of these goals in 1996.

Our flagship MAS 90(R) product is now available for Windows, and it has taken the middle market by storm. MAS 90 For Windows quickly established itself as the industry leader, passing the milestone of 10,000 shipments within six months of release. No other product of this kind has shipped so many units in such a short time frame, causing industry watchers to call the MAS 90 For Windows launch the most successful ever in this market segment.

Core accounting and distribution modules are available in GUI (Graphical User Interface) versions, making MAS 90 For Windows a comprehensive accounting solution for medium-sized companies. The product is based upon the solid foundation of our DOS and UNIX(R) character-based modules, and includes all of the features and functionality that some 70,000 MAS 90 users have grown to depend upon. An easy upgrade path for our installed base makes the decision to move up to the Windows product a simple and painless one.

ACUITY FINANCIALS AND THE CLIENT/SERVER MARKET

The acceptance of client/server computing has been building momentum in the Fortune 5000 companies for some time now. Today's lower-cost Windows NT servers have made the speed and scalability associated with client/server computing available to a much wider range of companies, creating a new packaged accounting software market segment that has been projected to generate revenues as high as $2.5 billion by the year 2001.

In 1994, we made a strategic decision to develop a client/server product to meet this demand. The October 1996 release of Acuity Financials was a high-water mark in this development, and additional Acuity modules are scheduled for release in 1997.

BUSINESSWORKS

BusinessWorks(R) software continues to represent the best choice in entry-level accounting systems for growing businesses. A next-generation version of BusinessWorks, scheduled for 1998 release, will offer major enhancements over previous versions. BusinessWorks has fantastic upgrade potential, as owners of retail accounting packages like Peachtree(R) and QuickBooks(TM) (who number in the hundreds of thousands) outgrow their software and seek the advanced functionality that BusinessWorks provides.

SERVICE AND SUPPORT

We have improved our Customer Support services dramatically in the past six months, and following the trend in the industry, we are now requiring that customers purchase support plans or pay for individual support calls. We are aggressively soliciting support plan subscribers through outbound telemarketing, and are working with the reseller channel to bring their clients on board. We will also derive some revenue in 1997 from our Acuity Professional Services program, in which field representatives will provide installation and technical services for Acuity resellers and end-users. In future periods, we anticipate that support and services could comprise as high as 20% of revenues.

FORMS
State Of The Art Business Forms offers custom-printed forms, including checks, invoices and tax forms, that are 100% compatible with our accounting systems. The forms segment experienced the most rapid percentage of

                                                             Continued next page
growth in 1996, and this will continue to be a very profitable, growing segment of our business. We have improved our incentive programs for our resellers who sell forms to their clients, which should generate steady increases in forms revenues.

1996 FINANCIAL RESULTS

1996 was the eleventh continuous year of revenue growth for the company. In 1996, revenues increased 13 percent to $52,046,000, up from $46,118,000 in the previous year. Net income totaled $2,892,000 or $0.25 per share compared to $5,663,000 or $0.51 per share for 1995.

 . Revenue results - Our revenues reflect our transition to the Windows and client/server marketplace. One year ago, we were 100% DOS and UNIX. By the end of Q4 1996, 40% of our revenue came from Windows products, and 5% from client/server products.

 . Earnings results - Our cash flow remained strong with earnings of $2.9 million. These earnings results reflect our increased expenditures in research and development, and sales and marketing related to the successful launch of MAS 90 For Windows and Acuity Financials. We have maintained one of the strongest balance sheets of any company in our sector of the market.

LOOKING AHEAD

Windows NT is fast becoming the de facto standard operating system in the enterprise mid-market. This development dictates adopting more powerful platforms, and taking advantage of the industry's movement to NT. With the launch of Acuity Financials in October, 1996, and the client/server edition of MAS 90 for Windows NT, which will be launched in mid-1997, we are well-positioned to increase our share of the exploding client/server market.

Looking forward, I see numerous opportunities for the company as we continue to expand our product lines and release new products. Programs are in place to build brand recognition for State Of The Art and our client/server products, Acuity Financials and the client/server edition of MAS 90 for Windows NT. New strategic alliances can widen our product distribution and accelerate growth. At the same time, we are developing next-generation BusinessWorks products, and we plan to elevate MAS 90 For Windows from leadership to dominance of the traditional midrange market.

Our mission is to be the number one provider of accounting software to middle-market companies. Our current product mix and strategic vision position us for the future, and we feel that achieving the goals described above should significantly enhance shareholder value.

In closing, I would like to note that this document not only summarizes our 1996 results, but also makes projections for the future. Included in this letter are forward-looking statements concerning our future revenue and earnings which involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. Thank you for your continued support, and I look forward to updating you of our continued progress in the months ahead.

Sincerely,

/s/ David W. Hanna

David W. Hanna
Chairman, CEO and President

                            STATE OF THE ART, INC.
                                 56 TECHNOLOGY
                           IRVINE, CALIFORNIA 92618

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                            THURSDAY, MAY 29, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of State Of The Art, Inc., a California corporation (the "Company"), will be held at the Holiday Inn DFW Airport South, 4440 West Airport Freeway, Irving, Texas 75062, on Thursday, May 29, 1997, at 10:00 a.m. central daylight-savings time, for the following purposes:

    (1) To elect members of the Board of Directors to serve until the next annual meeting of shareholders;

    (2) To approve the adoption of the State Of The Art, Inc., 1997 Employee Stock Purchase Plan (recommended by the board of directors); and

    (3) To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

  The board of directors has fixed the close of business on March 17, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          James R. Eckstaedt,
                                          Secretary

Irvine, California
April 4, 1997


                            YOUR VOTE IS IMPORTANT

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY FORM WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                            STATE OF THE ART, INC.
                                 56 TECHNOLOGY
                           IRVINE, CALIFORNIA 92618

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                            THURSDAY, MAY 29, 1997

                               ----------------

                                PROXY STATEMENT

                                 INTRODUCTION

  This proxy statement is furnished to the shareholders of State Of The Art, Inc., a California corporation (the "Company"), in connection with the solicitation of proxy forms by and on behalf of the board of directors (the "Board") of the Company. The proxy forms solicited hereby are to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 29, 1997, at 10:00 a.m., central daylight savings time, or at any and all adjournments and postponements thereof. The Annual Meeting will be held at the Holiday Inn DFW Airport South, 4440 West Airport Freeway, Irving, Texas 75062.

  The executive offices of the Company are located at 56 Technology, Irvine, California 92618-2301. The Company's main telephone number is 714-753-1222. This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about April 4, 1997.

  Please complete and sign the enclosed proxy form (the "Form"). The proxies named on the Form will vote the shares represented by each properly executed and unrevoked Form in accordance with the instructions given in the Form. If you give no direction, the proxies will vote the shares represented by each properly executed Form FOR management's nominees for the Board of Directors and FOR the proposal to adopt the 1997 Employee Stock Purchase Plan.

  Any one who properly completes, executes, and delivers a Form may revoke the Form at any time prior to the Form's exercise, by filing, with the secretary of the Company, an instrument revoking such Form or by the filing of a duly executed Form bearing a later date. Any shareholder present at the Annual Meeting, who has executed and delivered a Form, may withdraw the Form and vote that shareholder's shares in person if that shareholder so desires.

  The Company's management intends to solicit proxies primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send Forms and proxy materials to the beneficial owners of the Company's shares, and the Company will reimburse those custodians, nominees, and fiduciaries for related expenses. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents, and employees of the Company may communicate with shareholders, banks, brokerage houses, and others by telephone, telegraph, or in person, to request that shareholders sign and deliver Forms to the Company. The Company will bear all expenses incurred in connection with this solicitation. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if the Company's management believes that it is necessary to obtain a quorum of voting shares at the Annual Meeting.

  Only holders of record of the Company's common stock, no par value, at the close of business on March 17, 1997, are entitled to notice of, and to vote at, the Annual Meeting. As of March 17, 1997, the Company has 11,276,597 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

  In voting for Company directors at the Annual Meeting, each shareholder will have the right to cumulate votes for any candidate or candidates whose name(s) have been placed in nomination prior to voting, provided such shareholder has given notice, at the Annual Meeting and prior to the voting for Directors, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes. Management presently intends to cumulate votes for all shares for which it holds Forms at the Annual Meeting. If such cumulative voting rights are exercised, each share will have the number of votes for Directors that equals the number of Directors to be elected (five). Such votes may be cast for one nominee or allocated among two or more nominees. In the event that the Board of Directors deems it appropriate, votes represented by Forms may be cumulated and distributed unequally among the five nominees identified herein in order to ensure the election of the maximum number of such nominees. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

  The Inspector of Elections (the "Inspector"), which the Board has appointed, will tabulate votes at the Annual Meeting, including those votes cast in person. The Inspector will count abstentions from voting for purposes of determining the existence of a quorum, but abstentions will have no effect in the election of directors. In addition to the election of directors, management intends to present one proposal, described below, requiring an affirmative vote of the majority of the shares represented at the Annual Meeting. With respect to that proposal, an abstention will have no effect. In the event any other matter is brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares or of the shares represented at the Annual Meeting, an abstention or broker non-vote will have the same effect as a vote against the matter. Management is not presently aware that any other matters will be voted upon at the Annual Meeting. If a Form indicates that the proxies do not have discretionary authority to vote on a matter, the shares relating to that Form will not be considered as present and entitled to vote with respect to that matter, nor will they be counted as votes for or against that matter.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES

  The shareholders elect directors at each annual meeting, and those elected directors hold office until the next annual meeting of shareholders, or until the directors' respective successors are elected and qualified. The bylaws of the Company, as amended, fix the number of directors at five. The following persons are nominees for election as directors of the Company, have each consented to serve as a director if elected, and are presently serving as directors of the Company: Mr. David W. Hanna, Mr. George Riviere, Ms. Susan L. Rasinski, Mr. W. Frank King, and Mr. James H. Clement, Jr.

  Management will vote Forms FOR the election of the above-named nominees, unless the shareholder indicates that the proxies shall not vote that shareholder's shares for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director (an event that management does not now anticipate) the proxies will vote shares for such substitute nominee, if any, as management may recommend. In no event, however, shall the proxies vote shares for a greater number of persons than the number of nominees named above.

MANAGEMENT OF THE COMPANY

  Set forth below is certain information with respect to the directors and executive officers of the Company:

               NAME              AGE                   TITLE
               ----              ---                   -----
   David W. Hanna..............   58 Chairman of the Board, Chief Executive
                                      Officer, and
                                      President
   George Riviere..............   45 Vice President, Midrange Products
                                      Engineering and Director
   Susan L. Rasinski...........   35 Director
   W. Frank King...............   57 Director
   James H. Clement, Jr. ......   42 Director
   James R. Eckstaedt..........   42 Vice President, Finance, Chief Financial
                                      Officer, and Secretary
   Jeffrey E. Gold.............   49 Vice President, Development
   James P. Moore..............   32 Vice President, Customer Support
   David R. Butler.............   41 Vice President, Sales
   Gregory G. Davidson.........   35 Vice President, Client/Server Division

  Mr. Hanna has served as a director of the Company since 1985. He was appointed Chairman of the Board and Chief Executive Officer of the Company in November 1993, and in February 1994 he was also appointed as President. Since June 1984 Mr. Hanna has been President of the David Hanna Company, a privately held operational consulting firm based in Menlo Park, California, which he founded. As a consultant, Mr. Hanna previously served as President of the Company from May 1985 to August 1985, as the Company's Chief Executive Officer from May 1985 to July 1986, and as the Company's Chairman of the Board from May 1985 to September 1987. Also as a consultant, Mr. Hanna served from 1991 to 1992 as President of Ventura Software, Inc., a maker of desktop publishing related software, in 1990 as President of Emulex Corporation, a computer peripheral products company, in 1989 as President and Chief Executive Officer of Xerox Desktop Software, the predecessor of Ventura Software, Inc., and in 1988 as President and Chief Executive Officer of NetFRAME, a maker of high performance file servers. In 1987, Mr. Hanna was President and Chief Executive Officer of Versatec, Inc., a manufacturer of electrostatic plotters.

  Mr. Riviere joined the Company in October 1982 as its Vice President-- Development. He has been a director of the Company since 1983. In 1985, he was appointed Vice President--Research and Development. Prior to his employment with the Company, he was Vice President of Development with Application Software Corp., a division of MAI Basic Four, Inc., a California-based supplier of computer products and services, which position he had held since 1979. From 1974 to 1979 he was the Vice President of Development of Interactive Computer Systems, Inc., a firm engaged in the development of accounting software.

  Ms. Rasinski has served as a director of the Company since 1989. Ms. Rasinski is presently a managing partner at Eagle Creek Capital, an investment management firm. From April, 1994, until September, 1996, Ms. Rasinski was a principal at Robertson, Stephens & Company, a nationwide investment banking firm focusing on emerging growth, a position she held since April 1994. From November 1990 to April 1994, Ms. Rasinski served as the director of Corporate Development at Resna Industries, Inc., a San Francisco-based environmental services concern. From 1988 to 1990, Ms. Rasinski was an associate at Robertson, Stephens & Company. Prior to attending Harvard Business School from 1986 to 1988, Ms. Rasinski was employed as a business analyst from 1984 to 1986 at the management consulting firm of McKinsey & Co.

  Mr. King was elected to the Company's board of directors in 1992. Mr. King is presently serving as President and Chief Executive Officer of PSW Technologies, Inc. (formerly a division of Pencom, Inc.) a provider of software-related engineering, development and support services. From 1988 to 1992, Mr. King served as Senior Vice President of Development for Lotus Development Corporation, and from 1969 to 1988, Mr. King was employed with IBM Corporation, serving in his last assignment with IBM as Vice President of

Development, Entry Systems Division. Mr. King is also a director of Weitek Corporation, Excaliber Technologies Corporation, Auspex Systems, Inc., Systemsoft Corporation and PSW Technologies.

  Mr. Clement was elected to the Company's board of directors in 1994. He has been a private investor and consultant since 1991, providing financial consulting services to businesses. From 1989 to 1991 Mr. Clement served as a consultant with Merit Energy Company, a manager of partnerships that acquire producing oil and gas properties, and from 1984 to 1989 he was employed with King Ranch, Inc., a multinational agribusiness and oil and gas exploration company, serving as Vice President and Treasurer. Mr. Clement continues to serve as a director of King Ranch and also served as managing director of King Ranch in late 1994 and early 1995 until a permenent chief executive officer was hired for the King Ranch.

  Mr. Eckstaedt joined the Company in March, 1997 and replaces Joe R. Armstrong, former CFO, who retired in March 1997. From July 1996 until joining the Company, Mr. Eckstaedt was senior vice president and chief financial officer at the Cerplex Group Inc., an outsourcing service for the computer industry. From 1985 to 1996, Mr. Eckstaedt held various management positions, including Vice President of Finance, Vice President and Treasurer with Western Digital Corp., a leading manufacturer of data storage devices for computers. He has held senior finance and auditing positions at Price Waterhouse, Petrolane, Inc., and Tomy Corporation. Mr. Eckstaedt is a graduate of Valparaiso University, and is a certified public accountant.

  Mr. Gold joined the Company in December 1994 upon the completion of the merger with Manzanita Software Systems. Mr. Gold was a co-founder of Manzanita Software and served as its Chief Technical Officer and Chairman from 1990 through 1994. Mr. Gold served as President and Chief Executive Officer of Manzanita Software from 1984 to 1990. From 1983 to 1984 Mr. Gold was the director of Special Projects for ASK Computer, a manufacturer of minicomputer and microcomputer based accounting software. Prior thereto, Mr. Gold founded and served as President of MicroGold, Inc., a computer software company focused on software development for Apple Computer systems. From 1971 to 1980, Mr. Gold was employed with ESL Corporation, a defense contractor, as an Engineering Department Manager responsible for the development of sophisticated reconnaissance and direction finding systems.

  Mr. Moore joined the Company in March, 1996. From 1993 until he joined the Company, Mr. Moore served as director of Operations, and then as Senior Director, Information Services and Facilities, for Delrina Corporation, a developer and marketer of microcomputer software. From 1987 through 1993, he served as National Customer Support and Service Manager for Lotus Development Corporation, a business applications software developer and marketing firm, in Toronto, Ontario, Canada. In 1986 and 1987, he was a programmer analyst for Kakari Systems Limited in Edmonton, Alberta, Canada, and for the provincial government of Quebec. Mr. Moore is a 1986 graduate of the University of Alberta.

  Mr. Butler joined the Company in April, 1996. From 1993 through his joining the Company, Mr. Butler was the Director of Sales for the southern and western United States for Lawson Software, a developer of high-end accounting software. From 1991 through 1993, he was the Western United States Regional Manager for Bachman Information Systems, Inc., a seller and implementer of CASE software tools for the IBM AD/Cycle market. From 1990 through 1991, Mr. Butler was the Southern California Branch Manager for VERSYSS, Inc., a manufacturer of turnkey hardware and software solutions.

  Mr. Davidson was named Vice President of Client/Server Engineering in January of 1997. Previously he served as SOTA's Vice President of Development for the Troy, Michigan, development center. In 1994 he founded Systems Engineering Group ("SEG"), a client/server consulting firm, and served as its president. Until 1994, Mr. Davidson was with Platinum Software Corporation, where he served as Vice President of Platinum's Michigan development center and as president of Platinum's financial systems division. Prior to his tenure at Platinum, Mr. Davidson served as president of Systems Engineering Associates ("SEA"), a custom software development firm that was acquired by Platinum in 1992. Before founding SEA in 1989, Mr. Davidson provided contract software engineering services to General Motors, Chrysler Corporation, and other Detroit-area manufacturing and distribution clients.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors held four meetings during the fiscal year ended December 31, 1996. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and each Board committee on which he or she served. The Board of Directors has standing Executive, Audit, and Compensation Committees, but does not have a Nominating Committee. In practice, the entire Board performs the function of a Nominating Committee.

  The Executive Committee was established in November 1993 and is empowered to act for and on behalf of the Board of Directors and its committees, but may not undertake actions reserved in the Bylaws to the Board itself, such as filling vacancies on the Board and declaring certain dividends to shareholders. Currently Mr. Hanna, Ms. Rasinski, and Mr. King are the members of the Executive Committee. No meetings of the Executive Committee were held in 1996.

  The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 1996. The Committee's responsibility is to review and act, or report to the Board of Directors, on various audit and accounting matters, including management's plan for engaging the Company's independent public accountants, the scope of the audit procedures, the nature of the services to be performed by, and the fees to be paid to, the auditors, and any changes in the Company's accounting standards. The Audit Committee is composed of Ms. Rasinski and Mr. Clement, with Mr. Clement serving as Chair of the Committee.

  The Compensation Committee of the Board held three meetings during the fiscal year ended December 31, 1996. The Committee is responsible for making recommendations to the Board concerning such executive compensation arrangements and plans as the Board deems appropriate, and the grant of stock options to selected employees under the Company's stock plans. The Compensation Committee is composed of Ms. Rasinski and Mr. King, with Ms. Rasinski serving as Chair of the Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The following directors and officers of the Company failed to file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934, during the Company's fiscal year ended December 31, 1996, based on the Company's review of SEC Forms 3 and 4, and amendments to those forms:

                                                          NUMBER OF TRANSACTIONS
      NAME OF PERSON               NUMBER OF LATE REPORTS     REPORTED LATE
      --------------               ---------------------- ----------------------
      James H. Clement, Jr. ......            1                      1

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information as to the Chief Executive Officer, the four most highly compensated executive officers of the Company for the last three fiscal years and officers that earned more than $100,000 in 1996 (the "Named Officers") who were not officers of the Company at December 31, 1996:

                                                                                LONG TERM
                                                                  ANNUAL       COMPENSATION
                                                              COMPENSATION(1)     AWARDS
                                                             ----------------- ------------
                                                                                SECURITIES
    NAME AND PRINCIPAL                                                          UNDERLYING     ALL OTHER
         POSITION                                       YEAR  SALARY   BONUS    OPTIONS(#)  COMPENSATION(2)
    ------------------                                  ---- -------- -------- ------------ ---------------
David W. Hanna(3)...................................    1996 $250,000 $137,000      -0-        $   -0-
 Chairman of the Board, President and                   1995  250,000   75,000   100,000           -0-
 Chief Executive Officer                                1994  312,794   50,000   400,000           -0-

George Riviere(4)...................................    1996  146,875   55,625    50,000          2,707
 Vice President--Midrange Products                      1995  143,636   40,547      -0-           1,330
  Engineering                                           1994  142,231   29,250      -0-           1,371

Joseph R. Armstrong(5)..............................    1996  134,375   62,375    25,000          5,595
 Chief Financial Officer, Vice President--              1995  132,615   75,000      -0-           3,309
 Finance and Secretary                                  1994  109,346   65,000   100,000          2,207

J. Russell Olson(6).................................    1996   68,939     -0-       -0-         136,906
 Vice President--Engineering                            1995  152,027   32,500      -0-           2,236
                                                        1994  116,423   43,000   100,000           -0-

Jeffrey E. Gold(7)..................................    1996  125,275   39,375      -0-           5,765
 Vice President--Development                            1995  115,500   27,125      -0-           3,548
                                                        1994  113,050   30,000    50,000          5,307

Daniel M. Shapero(8)................................    1996  118,822   48,490    15,000        131,715
 Vice President--Client/Server Division                 1995   71,058   41,700    50,000           -0-
                                                        1994     -0-      -0-       -0-            -0-

--------
(1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. No amounts of other annual compensation were paid to the Named Officers in the fiscal years shown. In addition, no grants of restricted stock and no payouts pursuant to long term incentive plans, were made to the Named Officers in the fiscal years shown.

(2) Where indicated, amounts shown include premiums paid by the Company on term life insurance policies for the benefit of the Named Officers and Company contributions pursuant to the Company's 401(k) Profit Sharing Plan. Life insurance policies have no cash surrender value.

(3) Mr. Hanna was appointed Chairman and CEO on November 22, 1993. The amount shown under "Salary" in 1994 includes $94,525 in consulting fees prior to his entering into an employment agreement with the Company. On February 17, 1994, Mr. Hanna was appointed President and he and the Company entered into an employment agreement, described below.

(4) The amounts shown under "All Other Compensation" for 1996, 1995 and 1994 represent $2,052, $675 and $716, respectively, in Company matching contributions to the Company's 401(k) Plan, and premiums of $655, $655 and $655, respectively, paid by the Company on term life insurance policies for the benefit of Mr. Riviere.

(5) The amounts shown under "All Other Compensation" for 1996, 1995 and 1994 represent $4,750, $2,464 and $1,366, respectively, in Company matching contributions to the Company's 401(k) Plan, and premiums of $845, $845 and $845, respectively, paid by the Company on term life insurance policies for the benefit of Mr. Armstrong. Effective March 17, 1997, Mr. Armstrong retired from the Company.

(6) Mr. Olson became an executive officer of the Company in April 1994. The amounts shown under "All Other Compensation" for 1996 includes a payment in the amount of $135,000 related to the departure of Mr. Olson from the Company effective May 9, 1996. In addition to this payment, the Company paid $1,906 and $2,236 in Company matching contributions to the Company's 401(k) Plan in 1996 and 1995, respectively.

(7) Mr. Gold became an executive officer of the Company in December 1994; prior thereto Mr. Gold was an officer of Manzanita Software which merged with State Of The Art in December 1994. The amounts shown under "All Other Compensation" for 1996, 1995 and 1994 represent $4,670, $3,548 and $5,307, respectively, in Company matching contributions to the Company's 401(k) Plan. In addition, in 1996 the Company paid $1,095 for premiums on term life insurance policies for the benefit of Mr. Gold.

(8) Mr. Shapero became an executive officer of the Company in September 1995. The amount shown under "All Other Compensation" for 1996 includes a payment in the amount of $131,715 related to the departure of Mr. Shapero from the Company in January 1997.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning individual grants of stock options made during the last completed fiscal year to the Named Officers of the Company as specified below.

                            % OF TOTAL
                  OPTIONS OPTIONS GRANTED EXERCISE
                  GRANTED TO EMPLOYEES IN PRICE(1) EXPIRATION   (2)      (2)
      NAME          (#)     FISCAL YEAR    ($/SH)     DATE     5% ($)  10% ($)
      ----        ------- --------------- -------- ---------- -------- --------
G. Riviere....... 50,000       10.26%      $12.00   4/09/01   $165,769 $366,306
J.R. Armstrong... 25,000        5.13%      $12.00   4/09/01   $ 82,884 $183,153
D.M. Shapero..... 15,000        3.08%      $12.00   4/09/01   $ 49,731 $109,892

--------
(1) All grants were made at either market price or above market price at date of grant.

(2) Represents potential realizable value at assumed annual rates of stock price appreciation for option term.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to the Named Officers concerning the exercise of options under the Company's 1990 and 1994 Stock Option Plans during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                                VALUE OF UNEXERCISED
                                                       NO. OF UNEXERCISED           IN-THE-MONEY
                           SHARES                     OPTIONS AT FY-END(#)     OPTIONS AT FY-END($)(2)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------------- ----------- ------------- ----------- -------------
D.W. Hanna..............      -0-      $     -0-      433,333      66,667     $2,182,355    $261,394
G. Riviere..............      -0-            -0-        8,333      41,667          3,125      15,625
J.R. Armstrong..........    15,000        144,063      67,084      42,916        355,367     139,009
J. Russel Olson.........   100,000      1,121,875        -0-         -0-            -0-         -0-
Jeffrey Gold............      -0-            -0-       36,006      16,666        215,307      91,663
D.M. Shapero............     6,250         23,125       8,750      50,000         11,875     121,875

--------
(1) Market value of the underlying securities on the date of exercise, minus the exercise price.

(2) Market value of the underlying securities at year-end, minus the exercise price.

EMPLOYMENT AGREEMENTS:

  The Company entered into an Employment Agreement with Mr. Hanna that became effective February 17, 1994. The agreement may be terminated by the Company at any time. The material features of the Agreement are summarized below, but such description is subject to, and qualified in its entirety by, the complete text of the Agreement. The Agreement provides for an annual base salary of $250,000, with a bonus to be determined by mutual agreement between Mr. Hanna and the Company. In January, 1997 Mr. Hanna's salary was adjusted to an annual base salary of $325,000. Pursuant to the Agreement, Mr. Hanna was also granted options under the Company's 1994 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan to purchase an aggregate of 400,000 shares of the Company's Common Stock. With respect to 300,000 of such shares, the option exercise price is the fair market value of the Common Stock on the date of grant, and with respect to the remaining 100,000 shares the option exercise price is 125% of such fair market value. Twenty-five percent of the option shares were fully vested on the date of grant, and the remaining shares vest pro rata on a monthly basis over 36 months commencing December 21, 1993.

  Mr. Hanna's Employment Agreement provides that if Mr. Hanna's employment is terminated by the Company without cause, or if such employment is terminated by Mr. Hanna for good reason, the Company is required to pay him severance pay equal to: (i) 12 months' base salary, plus (ii) a pro rata portion of bonuses payable under the then effective bonus formula, using the actual financial results through the date of termination (provided that if a bonus formula has not been established for the year in which the termination occurs, the Company will pay a pro rata portion of the prior year's bonus). For purposes of the Agreement, "cause" is defined as the employee's willful breach of, habitual neglect of, or continued incapacity to perform, duties in the course of employment, and "good reason" is defined as any significant diminution of position or responsibilities of the employee, substantial reduction in facilities or perquisites provided to the employee, material reduction in benefits unless such reduction is applicable to employees of the Company generally, relocation of the employee to a location outside Southern California, or material breach of the Agreement by the Company.

  In addition, Mr. Hanna's Employment Agreement provides that if Mr. Hanna's employment is terminated for any reason following a change of control, the Company is required to pay him severance pay equal to: (i) 18 months' base salary, plus (ii) the accrued bonuses, if any, payable through the date of termination, plus (iii) an amount equal to the aggregate bonus for the preceding year. In the event that Mr. Hanna's employment is terminated by the Company without cause, or if such employment is terminated by Mr. Hanna for good reason, or if such employment is terminated for any reason following a change of control, then an additional number of the option shares granted under the Agreement equal to the remaining balance of unvested shares or 100,000 shares, whichever is less, shall vest upon such termination.

  The Company entered into an employment agreement with Mr. Olson that became effective April 12, 1994, and was terminated by mutual agreement in June 1996. Under the termination of the agreement Mr. Olson received one year's payment of base salary, a moving allowance and accelerated stock vesting of all remaining stock options granted during his employment with the Company.

  On January 24, 1995, the Company entered into severance agreements with Mr. Armstrong, Mr. Olson, Mr. Riviere, and Mr. Gold. The agreements remain in effect for an initial period of one year. After January 24, 1996, unless the Company or the employee provides a non-renewal notice to the other party, then each agreement will automatically be extended by one month at the end of each month, so that the remaining term of the agreement is one year from the date of extension. Notwithstanding the foregoing, the agreements terminate on January 24, 2000. The agreements provide the employee with an annual base salary and an annual target bonus. If the employee is involuntarily terminated other than for cause within 12 months following a change of control, then pursuant to the agreement, the employee will be entitled to the following: (i) 12 months' base salary, (ii) a pro-rata portion of the target bonus for the year, (iii) Company-paid insurance for one year and (iv) immediate vesting of options held by the employee that would become exercisable if the employee remained employed by the Company for a period of 36 months. The agreements also provide that if the employee is involuntarily terminated prior to or in the absence of a change of control within two years of the effective date of the agreements, then the employee is entitled to receive the following: (i) 12 months' base salary, (ii) a pro-rata portion of the target bonus for the year and (iii) Company-paid insurance for one year. Finally, if at any time the employee voluntarily resigns or is terminated for cause, death, or disability, then the employee shall not be entitled to receive any severance benefits under the agreements. These agreements are the basis for new agreements entered into with new officers or vice presidents of the Company. During 1995 and 1996 the Company entered into similar agreements with Mr. Shapero, Vice President, Marketing, and Mr. Moore, Vice President, Customer Service and Mr. Butler, Vice President, Sales. On December 30, 1996 Mr. Shapero's agreement was terminated by mutual consent between the Company and Mr. Shapero as a result of a reorganization of the Company's Client/Server Division. Mr. Shapero received one year's base salary and a bonus payment under the Company's Management Incentive Plan and accelerated vesting of 10,000 shares of stock.

COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

  The Compensation Committee of the Board of Directors (the "Committee") establishes the compensation level for the Company's Chief Executive Officer ("CEO") and other executive officers based upon the Committee's discretion, taking into account factors it deems appropriate, such as competitive factors, attainment of established Company financial performance criteria and individual performance goals and the implementation of key strategic programs and products.

  In making its compensation decisions for the Company's CEO and other executive officers, the Committee establishes programs and goals designed to motivate and retain management. The Committee's programs are based upon a compensation mix of base salaries coupled with a bonus program. The Company has implemented a formal Management Incentive Plan ("MIP") for executive officers of the Company, which allows them participation in earning bonuses based upon achievement of both Company and personal goals. Company performance goals in 1996 were weighted evenly between achievement of growth in revenue, control of operating expenses and attainment of profitability goals. The Committee believes that revenue and profitability are crucial factors in establishing the Company as a recognized leader within its industry and for enhancing shareholder value. In addition to the Company's financial performance, the Committee, along with recommendations and input from the CEO, reviews and makes an evaluation in its discretion of the progress and attainment of each executive officer's individual goals, including the implementation of strategic plans and product development that can enhance sales growth and competitive position in future periods. The allocation of bonus achievement is split evenly between achievement of Company goals and individual goals. The Committee at its discretion can adjust Company and/or individual goals based upon unforeseen factors.

  In 1996, the Company achieved record revenue volume resulting in a 13% increase in revenue over the prior year. While profitability for the Company in 1996 was less than in 1995 due to the anticipated launch and development expense associated with MAS 90 for Windows and Acuity Financials, the Committee weighted the years profitability goals to fourth quarter results. In the Committee's determination, the Company achieved 75% of its financial goals for the year. For the year ended December 31, 1996 David Hanna, the Company's CEO was paid a bonus of $137,000, an increase of $62,000 or 82% over the bonus paid to him in 1995. The bonus included a $25,000 payment associated with the successful shipment of the two new product lines.

  The Committee meets without the CEO present and employs its discretion in evaluating his performance and reports on that evaluation to the Board. The Committee's recommendations for the Company's other executive officers' bonuses are determined in the Committee's discretion based upon a combination of factors described above related to Company performance and individual performance, along with information received from the CEO of the Company. The bonus plan for each named executive officer is reviewed and approved by this Committee. For the year ended December 31, 1996 the Committee determined on an individual basis the percentage achievement that was attained for both individual and Company performance goals for the year, and paid a bonus amount consistent with the percentage achievement of goals.

  The Company's policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors, or factors considered to involve confidential business information, because their disclosure would have an adverse effect on the Company.

  Qualification of compensation under Section 162(m) of the Internal Revenue Code requires that compensation be "performance-based" and that the shareholders of the Company approve the material terms of the compensation plan. The Company can deduct compensation paid (or deemed paid) to each named executive officer in the tax year concerned to the maximum amount of $1,000,000 unless additional compensation qualifies for deductibility under
Section 162(m). Both the 1990 and 1994 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plans qualify for deductibility under Section 162(m).

  All amounts paid or accrued during fiscal 1996 under the above described plans and programs are included in the tables above.

                            COMPENSATION COMMITTEE

                        Susan L. Rasinski W. Frank King

STOCK PRICE PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on the Nasdaq Stock Market (U.S. common stocks) and the Nasdaq Computer and Data Processing Stocks group, assuming reinvestment of dividends, for the period beginning December 31, 1991 through the Company's fiscal year ended December 31, 1996. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on December 31, 1991.

                 [PERFORMANCE GRAPH APPEARS HERE]

                          12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96
                          -------- -------- -------- -------- -------- --------
State Of The Art, Inc.... $100.00  $ 75.00  $ 73.69  $ 72.37  $103.94  $130.26
The NASDAQ Stock Market
 (US)....................  100.00   116.38   133.59   130.59   184.67   227.16
NASDAQ Computer & Data
 Processing..............  100.00   107.59   113.87   138.24   210.53   259.99

DIRECTORS FEES

  The Company pays non-employee Directors an annual retainer of $5,000, plus the amount of $1,000 per Board meeting attended, plus reimbursement for reasonable expenses incurred in attending meetings. No additional fees are paid for participation in committee meetings. Directors who are officers of the Company receive no additional compensation for Board service. Therefore, Mr. Hanna and Mr. Riviere received no additional compensation for Board service in 1996.

                  SECURITY OWNERSHIP OF MANAGEMENT, NOMINEES
                        AND PRINCIPAL SECURITY HOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1996 for (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each Director and nominee, (iii) each of the Named Officers, and (iv) all Directors and executive officers of the Company as a group. Except as may be indicated in the footnotes to the table, each such person has the sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

                                                               SHARES OF
                                                              COMMON STOCK    PERCENTAGE
                                                              BENEFICIALLY     OF CLASS
          NAME                 POSITION WITH THE COMPANY         OWNED         OWNED(1)
          ----                 -------------------------      ------------    ----------
GeoCapital Corporation .                  --                     838,483(2)       7.4%
 767 Fifth Avenue
 New York, NY 10153

Nevis Capital                                                    802,162          7.1%
 Management.............
 1119 Saint Paul Street
 Baltimore, Maryland
 21202

David W. Hanna..........  Chairman of the Board, Chief           560,811(3)       3.9%
                           Executive Officer and President
 56 Technology
 Irvine, CA 92618

George Riviere..........  Director and Vice President,           700,221(4)       6.2%
 56 Technology            Midrange Products Engineering
 Irvine, CA 92618

Susan L. Rasinski.......  Director                                17,500(5)         *

W. Frank King...........  Director                                31,500(6)         *

James H. Clement, Jr. ..  Director                               108,277(7)         *

Joseph R. Armstrong.....  Vice President, Finance, Chief         111,789(8)         *
                            Financial Officer,  and Secretary

Jeffrey L. Gold.........  Vice President, Development            471,125(9)       4.2%

Daniel M. Shapero.......  Vice President, Client/Server Div       18,750(10)        *

All Officers and                          --
 Directors as a group
 (10 persons)...........                                       2,046,099(11)     18.1%

--------
  * Represents less than 1% of the outstanding shares.
 (1) Percentages based on shares actually owned or which the individual possesses a right to acquire within 60 days as of December 31, 1996.
 (2) Four employees of GeoCapital Corporation, Seth Lieber, Jonathan Lieber, Wilma J. Engel and Jeanne E. Flaherty individually own 2,000, 1,000, 500 and 500 shares, respectively, of the Common Stock, in addition to the shares owned by GeoCapital Corporation.
 (3) Includes 450,000 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Hanna under the Company's stock plans. Shares owned by Mr. Hanna are held by him as trustee of the David W. Hanna Trust.
 (4) Includes 10,417 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Riviere under the Company's stock plans.
 (5) Includes 17,500 shares subject to options exercisable within 60 days of December 31, 1996, granted to Ms. Rasinski under the Company's stock plans.
 (6) Includes 25,500 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. King under the Company's stock plans.

 (7) Includes 31,208 shares as to which Mr. Clement shares voting power as a co-trustee of various family trusts and 10,000 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Clement under the Company's stock plans.
 (8) Includes 110,000 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Armstrong under the Company's stock plans.
 (9) Includes 38,784 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Gold under the Company's stock plans.
(10) Includes 18,750 shares subject to options exercisable within 60 days of December 31, 1996, granted to Mr. Shapero under the Company's stock plans.
(11) Includes 698,660 shares subject to options exercisable within 60 days of December 31, 1996.

                       TRANSACTIONS WITH RELATED PARTIES

  Neither the Company nor any of its Directors, nominees, officers, or beneficial owners of more than five percent of the outstanding Common Stock, or any immediate family member of the foregoing, are, or during fiscal 1996 at any time were, or are proposed to be, parties to, or have a direct or indirect material interest in, any relationships or transactions, or series of related transactions, described in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

                                  PROPOSAL 2
                                  ADOPTION OF
                THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN

  The Company's management has developed and proposed, and the Company's board of directors has approved, the Company's 1997 Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to attract, retain, and motivate employees of the Company by providing them an equity participation in the Company.

  If approved by shareholders, the proposed Plan will become effective July 1, 1997, and up to 1,000,000 shares of Company capital stock will be used for the Plan. The Plan will have a duration of twenty years, subject to earlier termination by the Board of Directors.

  The proposed Plan permits employees to purchase Company stock through payroll deductions during consecutive annual offerings, beginning January 1, 1998. Eligible employees on each offering date may purchase stock one share at a time through payroll deductions of up to 20% of compensation. The price an employee pays is 85% of the market price on the first or last day of each offering period, whichever day the market price of the Company's stock is lower. Eligibility will be extended to all regular employees of the Company and of its subsidiaries, as defined in the Plan.

  For federal income tax purposes, an employee does not realize income at the time of entry into the Plan or purchase of a share. If no disposition of the stock is made within two years from the first day of the relevant offering period, and one year from the date the share was transferred to the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the first day of the relevant offering period or (2) the amount by which the net proceeds of sale exceeds the price paid. Any further gain is taxed at long-term capital gains rates. No income tax deduction will be allowed the Company for shares transferred to an employee, provided such shares are held for the required periods described above.

  The new Plan will be administered by the Board of Directors of the Company or a commitee appointed by the Board. The Plan may be amended by the Board of Directors. The proceeds of the sale of stock under the Plan will constitute general funds of the Corporation and may be used by it for any purpose. The Plan provides for proportionate adjustments to reflect stock splits, stock dividends, or other changes in the capital stock.

  Management intends to purchase shares to be used for the Plan in the open market.

  The only consideration the Company will receive for grants under the Plan are the services rendered for the Company or any subsidiary thereof by the participants. As of March 3, 1997, the market value of a share of Common Stock was $12.625 as reported by NASDAQ. As proposed, 1,000,000 shares of Common Stock under the 1994 Plan would have an aggregate market value on such date of $12,625,000.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION

  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve this proposal. The Board believes that adopting the Plan is in the best interests of the Company, because adoption of the Plan will enhance the ability of the Company to attract, motivate, and retain well qualified officers and employees. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN'S ADOPTION. Management will vote proxy Forms that management solicited FOR approving the Plan's adoption, unless a vote against the proposal is specifically indicated. An abstention, broker non-vote or other failure to vote by a shareholder present or represented at the Annual Meeting will have no effect.

                             INDEPENDENT AUDITORS

  Pursuant to the recommendation of its Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has served as independent auditors for the Company since 1985. A representative of KPMG Peat Marwick LLP will be available at the Annual Meeting to respond to appropriate questions or make such statements as he or she deems appropriate.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders are advised that any shareholder proposal intended for consideration at the 1998 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than January 3, 1998, to be included in the proxy material for the 1998 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return receipt requested, in order to ensure timely delivery.

                                 ANNUAL REPORT

  THE COMPANY IS PROVIDING TO SHAREHOLDERS, TOGETHER WITH THIS PROXY STATEMENT, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES BUT EXCLUDING EXHIBITS. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER A COPY OF THE EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT SUCH REQUESTS TO MATTHEW E. CAVANAUGH, ESQ., AT THE COMPANY'S EXECUTIVE OFFICES, 56 TECHNOLOGY, IRVINE, CALIFORNIA 92618.

                                 OTHER MATTERS

  The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before the Annual Meeting, the proxies voting the proxy Forms will vote the shares represented in accordance with the proxies' best judgment.

  THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY FORM IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          James R. Eckstaedt,
                                          Secretary

Irvine, California
April 3, 1997

                            STATE OF THE ART, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  The following constitute the provisions of the Employee Stock Purchase Plan of State of the Art, Inc.

  1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

  (d) "Company" shall mean State of the Art, Inc., a California corporation.

  (e) "Compensation" shall mean all regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

  (f) "Continuous Status As An Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

  (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

  (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  (i) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (k) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

  (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the last calendar quarter of such Offering Period, the term "Offering Date" shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

  Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that such options will have a different grant date (and thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

  (m) "Offering Period" shall mean a specific period of twelve (12) months.

  (n) "Plan" shall mean this Employee Stock Purchase Plan.

  (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

  3. Eligibility.

  (a) Any person who has been continuously employed as an Employee for three
(3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) of this Plan and the limitations imposed by Section 423(b) of the Code.

  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on January 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

  5. Participation.

  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Office of Human Resources prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not more than 20%) to be paid as Contributions pursuant to the Plan.

  (b) Payroll deductions shall commence on the first payroll following the Offering Date, and shall end on the last payroll paid on or prior to the Exercise Date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in paragraph 10.

  6. Method of Payment of Contributions.

  (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not more than twenty percent (20%) of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

  (b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during any Offering Period, may decrease, but may not increase, the rate of his or her

Contributions during the Offering Period by completing and filing with the Company a new subscription agreement within the ten (10) day period immediately preceding the beginning of any calendar quarter during the Offering Period. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new subscription agreement.

  (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and paragraph 3(b) herein, any participant's payroll deductions may be decreased by the Company to 0%, at such time during any Offering Period which is scheduled to end during the then-current calendar year, that the aggregate of all of that Employee's payroll deductions related to this Plan accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal or exceed $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

  7. Grant of Option.

  (a) Effective on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted, by the Company, an option to purchase on the Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the e fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System.

  8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, that Employee's option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. the shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

  9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her or shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

  10. Withdrawal; Termination of Employment.

  (a) A participant may withdraw all (but not less than all) of the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the

Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to her or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option under this Plan will be automatically terminated.

  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option under this Plan will be terminated.

  (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan w which may hereafter be adopted by the Company.

  11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

  12. Stock.

  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant, among all then-current participants, in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of stock pursuant to this Section 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

  (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

  13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 promulgated thereunder.

  14. Designation of Beneficiary.

  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

  (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by appropriate written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

  16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

  17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the relevant Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

  18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

  In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) calendar days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from this Plan as to that Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one ore more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

  19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the right of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

  20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  22. Term of Plan. The Plan became effective July 1, 1997, and shall continue in effect for a term of twenty (20) years, unless sooner terminated under paragraph 19.

  23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

  24. Severability. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or any action by the administrator of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the administrator of the Plan.

                                                                New Election
                                                          Change of Election

                            STATE OF THE ART, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            SUBSCRIPTION AGREEMENT

  1. I,                      hereby elect to participate in the State of the
       ---------------------
Art, Inc., 1997 Employee Stock Purchase Plan (the "Plan") for the Offering
Period                    19  , to               , 19  , and subscribe to
       ------------------   --     --------------    --
purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

  2. I elect to have Contributions in the amount of    % of my Compensation,
                                                   ----
as those terms are defined in the Plan, applied to this purchase. I understand that his amount must not be more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted.)

  3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

  4. I understand that I may discontinue at any time prior to the Exercise Date my participation in the Plan as provided in paragraph 10 of the Plan. I also understand that on one occasion only during the Offering Period I may increase or decrease the rate of my Contributions during the Offering Period by completing and filing with the Company a new Subscription Agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new Subscription Agreement.

  5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "State of the Art, Inc., 1997 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

  6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

                                                    ---------------------------

                                                    ---------------------------
  7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
                       --------------------------------------------------------
                         (First)                                     (Last)
                                              (Middle)

---------------------  --------------------------------------------------------
(Relationship)         (Address)

                       --------------------------------------------------------

  8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the date of the end of the Offering Period, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at transfer. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

  I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

  9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

  I understand that this tax summary is only a summary and is subject to change.

  10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:
          ---------------------------

SOCIAL SECURITY #:
                  -------------------

DATE:
     --------------------------------


SPOUSE'S SIGNATURE (necessary
if beneficiary is not spouse):

-------------------------------------
(Signature)

-------------------------------------
(Print name)

                            STATE OF THE ART, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                             NOTICE OF WITHDRAWAL

  I,                                 , hereby elect to withdraw my
    ---------------------------------
participation in the State of the Art, Inc., 1997 Employee Stock Purchase Plan
(the "Plan") for the Offering Period beginning                         . This
                                               ------------------------
withdrawal covers all Contributions credited to my account and is effective on the date designated below.

  I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

  The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

  If the undersigned is an officer or director of State of the Art, Inc. or other person subject to Section 16 of the Securities Exchange Act of 1934, the undersigned further understands that under rules promulgated by the U.S. Securities and Exchange Commission he or she may not re-enroll in the Plan for a period of six (6) months after withdrawal.

Dated:
      -------------------------        ---------------------------------------
                                       Signature of Employee

                                       ---------------------------------------
                                       Social Security Number

                                                                PLEASE MARK
                                                                 YOUR VOTE   [X]
                                                                AS INDICATED



                                 WITHHOLD
                            FOR  FOR ALL                                                         FOR    AGAINST    ABSTAIN
(1) Election of Directors   [_]    [_]       2. PROPOSAL 2: ADOPTION OF THE STATE OF THE ART,    [_]      [_]        [_]
                                                            INC. 1997 EMPLOYEE STOCK PURCHASE
                                                            PLAN.

Nominees  David W. Hanna, George Riviere,
Susan L. Rasinski, W. Frank King and
James H. Clement, Jr.

(Instruction: to withhold authority to vote for any individual nominee, write than nominee's name on the space provided below.)

_____________________________________________






Signature(s)____________________________________________ Dated _________, 1997
(Signature should conform to your name as printed hereon, Co-owners should both sign.)

________________________________________________________________________________
                             FOLD AND DETACH HERE


                     YOUR VOTE IS IMPORTANT TO  THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE

                 PROXY FORM FOR ANNUAL MEETING OF SHAREHOLDERS

                            STATE OF THE ART, INC.

       THIS PROXY FORM IS SOLICITED OF BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints DAVID W. HANNA and JAMES R. ECKSTAEDT, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of STATE OF THE ART, INC. ("SOTA"), held of record by the undersigned as of March 17, 1997, at the meeting of shareholders of SOTA, to be held at the Holiday Inn DFW South, 4440 West Airport Freeway, Irving, Texas 75062, on Thursday, May 29, 1997, at 10:00 a.m., central daylight savings time, and at all adjournments thereof, upon the following matters.

    When properly executed, this proxy form also authorizes the proxies to act in accordance with their discretion upon all matters incident to the conduct of the meeting, and upon other matters as may properly come before the meeting.

    THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTOR HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY FORM WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMES AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
              AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE